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                                CREDIT AGREEMENT


                                      AMONG


                       ENERGY SERVICES INTERNATIONAL LTD.,

                         IRI INTERNATIONAL CORPORATION,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             AS ADMINISTRATIVE AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                   AS ADVISOR, ARRANGER AND SYNDICATION AGENT



                           DATED AS OF MARCH 31, 1997



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
                                TABLE OF CONTENTS

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SECTION 1.    DEFINITIONS..................................................  2
    1.1       Defined Terms................................................  2
    1.2       Other Definitional Provisions................................ 23

SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS.............................. 23
    2.1       Tranche A Term Loans......................................... 23
    2.2       Procedure for Tranche A Term Loan Borrowing.................. 23
    2.3       Tranche B Term Loans......................................... 24
    2.4       Procedure for Tranche B Term Loan Borrowing.................. 24
    2.5       Revolving Credit Commitments................................. 25
    2.6       Procedure for Revolving Credit Borrowing..................... 25
    2.7       Commitment Fees, etc. ....................................... 26
    2.8       Repayment of Loans; Evidence of Debt......................... 26
    2.9       Optional Termination or Reduction of Commitments............. 27
    2.10      Optional Prepayments......................................... 28
    2.11      Mandatory Prepayments and Commitment Reductions.............. 28
    2.12      Conversion and Continuation Options.......................... 30
    2.13      Minimum Amounts and Maximum Number of Eurodollar Tranches.... 31
    2.14      Interest Rates and Payment Dates............................. 31
    2.15      Computation of Interest and Fees............................. 31
    2.16      Inability to Determine Interest Rate......................... 32
    2.17      Pro Rata Treatment and Payments; Use of Proceeds............. 32
    2.18      Illegality................................................... 33
    2.19      Requirements of Law.......................................... 34
    2.20      Taxes........................................................ 35
    2.21      Indemnity.................................................... 37
    2.22      Change of Lending Office..................................... 38

SECTION 3.    LETTERS OF CREDIT............................................ 38
    3.1       L/C Commitment............................................... 38
    3.2       Procedure for Issuance of Letter of Credit................... 38
    3.3       Fees, Commissions and Other Charges.......................... 39
    3.4       L/C Participations........................................... 39
    3.5       Reimbursement Obligation of the Borrower..................... 40
    3.6       Obligations Absolute......................................... 41
    3.7       Letter of Credit Payments.................................... 41
    3.8       Applications................................................. 41

SECTION 4.    REPRESENTATIONS AND WARRANTIES............................... 41
    4.1       Financial Condition.......................................... 42
    4.2       No Change.................................................... 44

                                       -i-
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    4.3       Corporate Existence; Compliance with Law..................... 44
    4.4       Corporate Power; Authorization; Enforceable Obligations...... 44
    4.5       No Legal Bar................................................. 45
    4.6       No Material Litigation....................................... 45
    4.7       No Default................................................... 45
    4.8       Ownership of Property; Liens................................. 45
    4.9       Intellectual Property........................................ 45
    4.10      No Burdensome Restrictions................................... 45
    4.11      Taxes........................................................ 45
    4.12      Federal Regulations.......................................... 46
    4.13      ERISA........................................................ 46
    4.14      Investment Company Act; Other Regulations.................... 46
    4.15      Subsidiaries................................................. 47
    4.16      Purpose of Loans; Limitations on Use......................... 47
    4.17      Environmental Matters. ...................................... 47
    4.18      Accuracy of Information...................................... 48
    4.19      Security Documents........................................... 49
    4.20      Solvency..................................................... 50
    4.21      Acquisition Documents........................................ 50
    4.22      Labor Matters................................................ 50

SECTION 5.    CONDITIONS PRECEDENT......................................... 50
     5.1      Conditions to Initial Extension of Credit.................... 50
     5.2      Conditions to Tranche B Term Loans........................... 55
     5.3      Conditions to Each Extension of Credit....................... 56

SECTION 6.    AFFIRMATIVE COVENANTS........................................ 57
    6.1       Financial Statements......................................... 57
    6.2       Certificates; Other Information.............................. 58
    6.3       Payment of Obligations....................................... 59
    6.4       Conduct of Business and Maintenance of Existence, etc. ...... 59
    6.5       Maintenance of Property; Insurance........................... 59
    6.6       Inspection of Property; Books and Records; Discussions....... 59
    6.7       Notices...................................................... 60
    6.8       Environmental Laws........................................... 60
    6.9       Interest Rate Protection..................................... 61
    6.10      Further Assurances........................................... 61
    6.11      Additional Collateral........................................ 61
    6.12      Construction Credit Support Policy........................... 63

SECTION 7.    NEGATIVE COVENANTS........................................... 63
    7.1       Financial Condition Covenants................................ 63
    7.2       Limitation on Indebtedness................................... 65
    7.3       Limitation on Liens.......................................... 66
    7.4       Limitation on Guarantee Obligations.......................... 67

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    7.5       Limitation on Fundamental Changes............................ 68
    7.6       Limitation on Sale of Assets................................. 68
    7.7       Limitation on Restricted Payments............................ 69
    7.8       Limitation on Capital Expenditures........................... 69
    7.9       Limitation on Investments, Loans and Advances................ 70
    7.10      Limitation on Optional Payments and Modifications of Debt
                Instruments and Organizational Documentation, etc.......... 70
    7.11      Limitation on Transactions with Affiliates................... 71
    7.12      Limitation on Sales and Leasebacks........................... 71
    7.13      Limitation on Changes in Fiscal Year......................... 71
    7.14      Limitation on Negative Pledge Clauses........................ 71
    7.15      Limitation on Lines of Business.............................. 72
    7.16      Limitation on Consolidated Lease Expense..................... 72
    7.17      Limitation on Activities of the Parent....................... 72
    7.18      Limitation on Foreign Subsidiaries........................... 72

SECTION 8.    EVENTS OF DEFAULT............................................ 72

SECTION 9.    THE ARRANGER; THE ADMINISTRATIVE AGENT
                                 AND THE SYNDICATION AGENT................. 76
    9.1       Appointment.................................................. 76
    9.2       Delegation of Duties......................................... 76
    9.3       Exculpatory Provisions....................................... 76
    9.4       Reliance by Arranger and Administrative Agent................ 77
    9.5       Notice of Default............................................ 77
    9.6       Non-Reliance on Arranger, Administrative Agent and Other
                Lenders.................................................... 78
    9.7       Indemnification.............................................. 78
    9.8       Arranger and Administrative Agent in Their Individual
                Capacities................................................. 79
    9.9       Successor Administrative Agent............................... 79
    9.10      The Syndication Agent........................................ 79

SECTION 10.   MISCELLANEOUS................................................ 80
    10.1      Amendments and Waivers....................................... 80
    10.2      Notices...................................................... 81
    10.3      No Waiver; Cumulative Remedies............................... 82
    10.4      Survival..................................................... 82
    10.5      Payment of Expenses and Taxes................................ 82
    10.6      Successors and Assigns; Participations and Assignments....... 83
    10.7      Adjustments; Set-off......................................... 86
    10.8      Counterparts................................................. 87
    10.9      Severability................................................. 87
    10.10     Integration.................................................. 87
    10.11     GOVERNING LAW................................................ 87
    10.12     Submission To Jurisdiction; Waivers.......................... 87
    10.13     Acknowledgements............................................. 88

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    10.14     WAIVERS OF JURY TRIAL........................................ 88
    10.15     Confidentiality.............................................. 88


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                                                                           Page
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SCHEDULES:

1.1A         Commitments and Addresses of Lenders
1.1B         Mortgaged Property
1.1C         Tranche A Term Loan Amortization Schedule
1.1D         Tranche B Term Loan Amortization Schedule
4.15         Subsidiaries
4.16         Refinanced Indebtedness
4.17         Environmental Matters
4.19(b)      UCC Filing Jurisdictions
4.19(c)      Mortgage Filing Jurisdictions
7.3          Liens



EXHIBITS:

A            Form of Master Guarantee and Collateral Agreement
B            Form of Mortgage
C-1          Form of Revolving Credit Note
C-2          Form of Tranche A Term Note
C-3          Form of Tranche B Term Note
D            Form of Closing Certificate
E            Legal Opinion of Jones, Day, Reavis & Pogue
F            Form of Exemption Certificate
G            Form of Assignment and Acceptance
H            Form of Cash Collateral Agreement

                  CREDIT AGREEMENT, dated as of March 31, 1997, among ENERGY SERVICES INTERNATIONAL LTD., a Delaware corporation (the "Parent"), IRI INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), CREDIT LYONNAIS NEW YORK BRANCH, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), LEHMAN COMMERCIAL PAPER INC., as advisor and arranger with respect to the credit facilities contained herein (the "Arranger") and LEHMAN COMMERCIAL PAPER INC., as syndication agent with respect to the credit facilities contained herein (the "Syndication Agent").


                               W I T N E S S E T H

                  WHEREAS, the Borrower, which is a wholly owned subsidiary of the Parent, intends to acquire substantially all of the assets of Bowen Tools Inc. ("Bowen") and its affiliates (the "Bowen Acquisition"), all of the capital stock of Cardwell International Ltd. ("Cardwell"; together with Bowen, the "Acquired Companies") and certain assets related to Cardwell's business which are owned by affiliates of Cardwell (the "Cardwell Acquisition"; and together with the Bowen Acquisition, the "Acquisitions");

                  WHEREAS, the Acquisitions will be financed, in part, with the proceeds of senior subordinated notes in the aggregate principal amount of $31,000,000 to be issued by the Borrower (the "Interim Notes") and, in part, with the proceeds of the credit facilities provided for herein;

                  WHEREAS, pending the consummation of the Cardwell Acquisition and the satisfaction of certain conditions precedent related thereto, proceeds of certain of the Tranche A Term Loans borrowed by the Borrower on the Closing Date will be held by the Administrative Agent in the Cash Collateral Account (as defined herein); and

                  WHEREAS, all the obligations of the Borrower and the other Loan Parties (as defined herein) under the Loan Documents (as defined herein)
(a) will be secured by, among other things, (i) a security interest in certain assets and property of the Loan Parties and (ii) a pledge of all the issued and outstanding capital stock of each of the Borrower's direct and indirect Subsidiaries, and (b) will be unconditionally guaranteed by the Parent and each of the Parent's direct and indirect Subsidiaries;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquired Companies": as defined in the recitals hereto.

                  "Acquisitions": as defined in the recitals hereto.

                  "Acquisition Agreements": collectively (a) the Bowen Asset Purchase Agreement and (b) the Cardwell Acquisition Agreement.

                  "Acquisition Documents": as defined in Section 4.21.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of
         (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                                 Eurodollar
                                           Base Rate Loans       Loans
                                           ---------------       ----------
         Revolving Credit Loans                  1%                2-3/4%
         Term Loans                            1-1/2%              3-1/4%


         provided that if (a) on May 31, 1997, the Eligible Backlog (as certified to the Lenders pursuant to Section 6.2(f)) is less than the Backlog Threshold or (b) on May 31, 1997, such certificate is not provided to the Lenders in accordance with Section 6.2(f), then each of the foregoing Applicable Margins shall be increased by .50% effective May 31, 1997.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Arranger":  as defined in the preamble hereto.

                  "Asset Sale": any sale or other disposition by the Parent, the Borrower or any of their Subsidiaries of any asset or assets of the Parent, the Borrower or such Subsidiary (including any sale and leaseback of assets and any mortgage of real property other than pursuant to a Mortgage); provided that any sale of assets expressly permitted by clauses (a), (c) or (d) of Section 7.6 shall not constitute an "Asset Sale" hereunder.

                  "Assignee":  as defined in Section 10.6(c).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit.

                  "Backlog Threshold": (i) $70,000,000 less (ii) the amount of Rig Orders constituting Eligible Backlog on the Closing Date but not constituting Eligible Backlog on May 31, 1997 solely because performance has commenced under such rig orders during such period.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum established from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.4 or 2.6 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Bowen": as defined in the recitals hereto.

                  "Bowen Asset Purchase Agreement": the Asset Purchase Agreement by and among the Bowen Sellers and the Borrower dated as of January 20, 1997, and all agreements, assignments, schedules, instruments and other documents executed in connection therewith, together with such amendments, waivers, supplements and other modifications thereto as shall be reasonably satisfactory to the Arranger, the Administrative Agent and the Lenders.

                  "Bowen Sellers": collectively, Bowen Tools, Inc. - Delaware, Bowen and Air Liquide America Corporation.

                  "Business": as defined in Section 4.17(b).

                  "Business Day": (i) for all purposes other than as covered by clause (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New

         York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any Financing Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cardwell": as defined in the recitals hereto.

                  "Cardwell Acquisition Agreement": the Acquisition Agreement dated as of March 20, 1997 by and among the Cardwell Sellers and the Borrower, and all agreements, assignments, schedules, instruments and other documents executed in connection therewith (including any material employment agreements), together with such amendments, waivers, supplements and other modifications thereto as shall be reasonably satisfactory to the Arranger, the Administrative Agent and the Lenders.

                  "Cardwell Deposit Amount": as defined in Section 2.2.

                  "Cardwell Purchase Price": the "Purchase Price" as defined in the Cardwell Acquisition Agreement.

                  "Cardwell Sellers": collectively, the Teichgraeber Family Limited Partnership, L.P., the Arthur C. Teichgraeber Charitable Remainder Trust, A.C. Teichgraeber, Greenwood Pipe and Threading Company and Edco Drilling Company Inc.

                  "Cash Collateral Account": as defined in the Cash Collateral Agreement.

                  "Cash Collateral Agreement": the Cash Collateral Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; and (c) commercial paper of (i) an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally or (ii) the holding company of any Lender, and, in either case, maturing within six months from the date of acquisition.

                  "C/D Assessment Rate": for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended.

                  "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commercial Letter of Credit": as defined in Section 3.1(a).

                  "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated as of February, 1997 with respect to the Borrower and the credit facilities provided for herein.

                  "Consolidated Current Assets": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

                  "Consolidated Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business),
         (f) any other noncash charges, (g) if applicable, restructuring charges, write-off of goodwill and licensing agreements and (h) all non-recurring fees and expenses incurred or paid by the Borrower in connection with the Acquisitions, the transactions contemplated by this Agreement, the issuance of the Interim Notes and the Permanent Notes and the other transactions contemplated by the Interim Note Documentation and the Permanent Note Documentation and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a consolidated basis; provided that with respect to any calculation of Consolidated EBITDA for purposes of Section 7.1 for the four fiscal quarters ending on the following dates the following amounts (the "Added EBITDA Amount") shall be added to Consolidated EBITDA on such dates: (A) June 30, 1997 - $5,500,000; (B) September 30, 1997 - $4,100,000; (C) December 31, 1997
         - $2,800,000 and (D) March 31, 1998 - $1,400,000; and, provided, further, that, for purposes of clarifying the preceding proviso, it is understood that on any date specified in such proviso for which Consolidated EBITDA is determined with respect to a period of four fiscal quarters only the Added EBITDA Amount in respect of such date shall be added to the calculation of Consolidated EBITDA and not the Added EBITDA Amount with respect to a prior date within such period of four fiscal quarters.

                  "Consolidated Fixed Charge Coverage Ratio": as of the last day of any period, the ratio of (a) Consolidated EBITDA for such period to
         (b) the sum of (without duplication) (i) income tax expense actually paid in cash during such period, (ii) Capital Expenditures actually paid in cash for such period, excluding Capital Expenditures financed with the proceeds of Indebtedness permitted to be incurred under
         Section 7.2(c) and Capital Expenditures paid for with the proceeds of any Reinvestment Deferred Amount, (iii) Consolidated Interest Expense for such period, (iv) scheduled payments required to have been made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including the Loans but excluding optional principal prepayments in respect of Revolving Credit Loans) and (v) Consolidated Lease Expense.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations), both expensed and capitalized, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, net of interest income of the Borrowers and its Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

                  "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property; provided that amounts included in Capital Lease Obligations shall be excluded from Consolidated Lease Expense.

                  "Consolidated Leverage Ratio": as of the last day of any period, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or combined with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity as of such date.

                  "Consolidated Working Capital": the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Parent or the Borrower organized under the laws of any jurisdiction within the United States.

                  "Eligible Backlog": the aggregate contract value (determined in accordance with the Borrower's prior practices) of the Rig Orders
         (i) for which the Borrower or
         any of its Subsidiaries has entered into a definitive binding contract,
         (ii) under which the Borrower or any of its Subsidiaries has not commenced to perform and (iii) which are supported by all required documentation (including standby letters of credit) satisfactory to the Lenders.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans that are Tranche A Term Loans, Tranche B Term Loans or Revolving Credit Loans, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the net decrease, if any, in Consolidated Working Capital during such fiscal year and (iii) to the extent deducted in computing such Consolidated Net Income, (A) non-cash interest expense, depreciation and amortization, (B) extraordinary non-cash losses, (C) deferred income tax expense, (D) non-cash losses in connection with asset dispositions whether or not constituting extraordinary losses, and (E) non-cash ordinary losses over (b) the sum, without duplication, of (i) the aggregate amount of permitted cash Consolidated Capital Expenditures during such fiscal year, (ii) the net increase, if any, in Consolidated Working Capital during such fiscal year, (iii) the aggregate amount of payments of principal in respect of any Indebtedness not prohibited hereunder during such fiscal year (other than (x) prepayments of Revolving Credit Loans not accompanied by reductions of the Revolving Credit Commitments, (y) mandatory prepayments pursuant to Section 2.11 and (z) payments in respect of short-term Indebtedness) and (iv) to the extent added in computing such Consolidated Net Income, (A) deferred income tax credit, (B) extraordinary non-cash gains, (C) non-cash gains in connection with asset dispositions whether or not constituting extraordinary gains and
         (D) non-cash ordinary gains.

                  "Excess Cash Flow Application Date": as defined in Section 2.11(d).

                  "Financing Lease": any lease (or other arrangement conveying the right to use) of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary": any Subsidiary of the Parent or the Borrower organized under the laws of any jurisdiction outside the United States.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, all current maturities in respect of the Loans.

                  "GAAP": generally accepted accounting principles in the United States in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Obligations": as defined in the Master Guarantee and Collateral Agreement.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business),
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities (other than obligations in respect of undrawn letters of credit securing current trade payables or performance obligations incurred in the ordinary course of business), (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of Indebtedness of others, (i) all net payment obligations, contingent or otherwise, of such Person in respect of Hedge Obligations and (j) all obligations of the kind referred to in clauses (a) through (i) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but if not so assumed, the amount of such obligation shall be deemed not to exceed the fair market value of the property subject to the
         Lien).

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Insurance Policies": (i) the insurance policies the Borrower is required to maintain pursuant to Section 6.5 and (ii) the insurance policies the Borrower is required to maintain pursuant to Section 5.3 of the Master Guarantee and Collateral Agreement.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                         (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                        (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or beyond the Term Loan Termination Date (in the case of the Term Loans) shall end on the Revolving Credit Termination Date or the Term Loan Termination Date, as applicable;

                       (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                        (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any Subsidiary is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "Interest Rate Protection Agreement Obligation": in respect of any Loan Party, the obligation of such Loan Party under an Interest Rate Protection Agreement to make a payment to the counterparty thereto in the event of a termination event or similar occurrence thereunder.

                  "Interim Note Documentation": collectively (a) the Senior Subordinated Increasing Rate Note Purchase Agreement dated as of March 31, 1997 among the Borrower, the Parent, certain Subsidiaries, Strategic Resource Partners Fund, a Delaware statutory business trust, and certain financial institutions party thereto as lenders and (b) all other agreements, schedules, certificates and other documents executed in connection therewith, including, but not limited to, any guarantees of the Interim Notes, as the same may be entered into, modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Interim Notes": as defined in the recitals hereto.

                  "Issuing Lender": Credit Lyonnais New York Branch, in its capacity as issuer of any Letter of Credit and any other Lender designated as "Issuing Lender" hereunder by the Borrower with the consent of the Arranger, the Administrative Agent and such Lender.

                  "L/C Commitment": $20,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "Lenders": as defined in the preamble hereto (which shall include the Issuing Lender).

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Notes, the Applications and the Security Documents.

                  "Loan Parties": the Parent, the Borrower and each Subsidiary of the Parent or the Borrower which is, or is required by the terms hereof to be, a party to a Loan Document.

                  "Master Guarantee and Collateral Agreement": the Master Guarantee and Collateral Agreement to be executed and delivered by the Parent, the Borrower and each of their Subsidiaries, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Effect": a material adverse effect on (a) the consummation of either of the Acquisitions in accordance with the applicable Acquisition Documents, (b) the business, assets, results of operations, condition (financial or otherwise) or prospects (provided that the Term "prospects" shall not be deemed to be included in this definition when the term "Material Adverse Effect" is used in Section
         4) of the Borrower and its Subsidiaries taken as a whole (prior to and after giving effect to the Acquisitions) or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Arranger or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount payable by the Parent, the Borrower and/or their Subsidiaries in excess of $500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgage": the mortgage or deed of trust made by the appropriate Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit B (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgaged Property": the real property listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to each Mortgage.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, brokers' and underwriters' commissions paid to third parties, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien in favor of the Administrative Agent for the benefit of the Lenders), the aggregate amount of reserves required in the reasonable judgment of the Borrower to pay contingent liabilities with respect to such Asset Sale (provided that amounts deducted from aggregate proceeds pursuant to this clause and not actually paid by the Borrower or any of its Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Cash Proceeds and shall be applied in accordance with Section 2.11(c) at such time as the Borrower shall reasonably determine that such amounts are not required to pay contingent liabilities with respect to such Asset Sale) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 2.20(a).

                  "Non-U.S. Lender": as defined in Section 2.20(b).

                  "Notes": the collective reference to the Tranche A Term Notes, the Tranche B Term Notes and the Revolving Credit Notes.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Arranger, the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto).

                  "Parent": as defined in the preamble hereto.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permanent Note Documentation": collectively (a) one or more note purchase agreements or Indentures entered into by a Loan Party with respect to the issuance of Permanent Notes in the form referred to in, or having the terms permitted by, Section 7.2(e) and (b) all other agreements, schedules, certificates and other documents executed in connection therewith, including, but not limited to, any guarantees of the Permanent Notes, as the same may be entered into, modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Permanent Notes": senior subordinated notes issued in accordance with Section 7.2(e), including, but not limited to, the Rollover Notes.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Notes", "Pledged Securities" and "Pledged Stock": each as defined in the Master Guarantee and Collateral Agreement.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a)(i).

                  "Pro Forma Income Statement": as defined in Section
         4.1(a)(ii).

                  "Projections": as defined in Section 6.2(c).

                  "Properties": the collective reference to the real property owned, leased or operated by the Parent, the Borrower or any of their Subsidiaries.

                  "Recovery Event": any settlement of or payment in respect of a property or casualty insurance claim relating to any asset of the Parent, the Borrower or any of their Subsidiaries.

                  "Register": as defined in Section 10.6(e).

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Parent, the Borrower or any of their Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.11(c) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer of the Borrower to the Administrative Agent within 30 days of the Reinvestment Event to which it relates stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through another Subsidiary), in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to restore or replace the assets in respect of which such Recovery Event occurred within twelve months from the date of receipt of such Net Cash Proceeds (provided that if the affected assets constituted Collateral, such restored or replacement assets shall also constitute Collateral).

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore or replace the assets in respect of which a Recovery Event has occurred.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earliest of (a) the first date occurring after such Reinvestment Event on which a Default or an Event of Default shall have occurred, (b) the date occurring twelve months after such Reinvestment Event and (c) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, restore or replace the assets in respect of which a Recovery Event has occurred.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": at any date shall mean the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans (or if Tranche B Term Loans have not been borrowed, the sum of (A) the aggregate unpaid principal of the Tranche A Term Loans and (B) the Tranche B Term Loan Commitments, if any) and (ii) the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the Aggregate Outstanding Revolving Extensions of Credit of the Revolving Credit Lenders.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the Parent or the Borrower, as the case may be, but in any event, with respect to financial matters, the chief financial officer of the Parent or the Borrower, as the case may be.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall have been terminated.

                  "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.5(a).

                  "Revolving Credit Note": as defined in Section 2.8(e).

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                  "Revolving Credit Termination Date": March 31, 2000.

                  "Rig Orders": contracts under which the Borrower or one or more of its Subsidiaries is to build, repair or modify drill rigs.

                  "Rollover Note Indenture": the Indenture dated as of March 31, 1997 among IRI International Corporation, as issuer, Energy Services International Ltd., as guarantor, and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "Rollover Notes": senior subordinated increasing rate rollover notes issued pursuant to the Rollover Note Indenture.

                  "Security Documents": the collective reference to each Mortgage, the Master Guarantee and Collateral Agreement, the Cash Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Sellers": collectively, the Bowen Sellers and the Cardwell Sellers.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Standby Letter of Credit": as defined in Section 3.1(a).

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

                  "Subsidiary Guarantor": each of the Subsidiaries of the Parent which is a party to the Master Guarantee and Collateral Agreement.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

                  "Term Loans": the collective reference to the Tranche A Term Loans and Tranche B Term Loans.

                  "Term Loan Termination Date": March 31, 2002.

                  "Tranche A Term Loan": as defined in Section 2.1.

                  "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A.

                  "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made a Tranche A Term Loan.

                  "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "Tranche A Term Note": as defined in Section 2.8(e).

                  "Tranche B Commitment Period": the period from and including the Closing Date to but not including the first anniversary of the Closing Date, or such earlier date on which the Tranche B Term Loan Commitments shall have been terminated.

                  "Tranche B Term Loan": as defined in Section 2.3.

                  "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A.

                  "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

                  "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Borrower borrows Tranche B Term Loans, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Tranche B Term Note": as defined in Section 2.8(e).

                  "Transferee": as defined in Section 10.6(g).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "United States": the United States of America.

                  "Warrant Agreement": the Warrant Agreement dated as of March 31, 1997 between the Parent and The Bank of New York, as warrant agent.

                  "Warrants": the warrants to purchase up to 10% of the fully diluted common stock of the Parent pursuant to the Warrant Agreement.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent, the Borrower and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Tranche A Term Loans. Subject to the terms and conditions hereof, each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender. The Tranche A Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

                  2.2 Procedure for Tranche A Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Tranche A Term Loan Lenders make Tranche A Term Loans on the Closing Date and specifying (a) the amount to be borrowed and (b) the Closing Date. The Tranche A Term Loans made on the Closing Date shall initially be Base Rate Loans, no Tranche A Term Loan may be converted into a Eurodollar Loan prior to the date which is 3 Business Days after the Closing Date and (except with the prior written consent of the Arranger) no Tranche A Term Loan may be made, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each Tranche A Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Tranche A Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the Tranche A Term Loan to be made by such Lender. The Administrative Agent shall on such date by 2:00 P.M., New York City time, (i) make available to the Borrower, in accordance with the instructions of the Borrower, in like funds as received by the Administrative Agent, $50,000,000, and (ii) deposit in the Cash Collateral Account the remainder of all such amounts made available to the Administrative Agent by the Tranche A Term Loan Lenders (the "Cardwell Deposit Amount"). The Cardwell Deposit Amount shall be held by the Administrative Agent as security for the Obligations on the terms and conditions set forth in the Cash Collateral Agreement. Notwithstanding any other provisions of this Agreement, the portion of the Tranche A Term Loans equal to the Cardwell Deposit Amount shall at all times be Base Rate Loans.

                  2.3 Tranche B Term Loans. Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower in a single drawing on or prior to the date which is twelve months after the Closing Date (the "Tranche B Closing Date") in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender then in effect. The Tranche B Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.12. The Tranche B Term Loan Commitments shall terminate immediately subsequent to any drawing on the Tranche B Closing Date.

                  2.4 Procedure for Tranche B Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the requested Borrowing Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the requested Borrowing Date and specifying (a) the amount to be borrowed and (b) the requested Borrowing Date. If the Borrower requests that the Borrowing Date with respect to the Tranche B Term Loans be a date within 3 Business Days of the Closing Date, then the Tranche B Term Loans shall initially be Base Rate Loans. No Tranche B Term Loan may be converted into or continued as a Eurodollar Loan prior to the date which is 3 Business Days after the Closing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the requested Borrowing Date, each Tranche B Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the Tranche B Term Loan to be made by such Lender. The Administrative Agent shall on such date by 2:00 P.M., New York City time, deposit to the designated account, in accordance with the instructions of the Borrower, the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders in immediately available funds.

                  2.5 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment.

During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.6 and 2.12, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.6 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor; provided that prior to the date which is 5 Business Days after the Closing Date no Revolving Credit Loan may be made as or converted into a Eurodollar Loan and (except with the prior written consent of the Arranger) no Revolving Credit Loan may be made, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders will then be made available to the Borrower by the Administrative Agent in accordance with the instructions of the Borrower in like funds as received by the Administrative Agent.

                  2.7 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Revolving Credit Commitment Period, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Tranche B Term Loan Lender a commitment fee for the period from and including the Closing Date to the last day of the Tranche B Commitment Period, computed at the rate of 1/2 of 1% per annum on the average daily amount of the undrawn Tranche B Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Tranche B Commitment Period, commencing on the first of such dates to occur after the date hereof.

                  (c) The Borrower agrees to pay to the Arranger the fees and other compensation in the amounts and on the dates previously agreed to in writing by the Borrower and the Arranger.

                  (d) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates agreed to in writing from time to time by the Borrower and the Administrative Agent.

                  2.8 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the last day of the Revolving Credit Commitment Period (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8), (ii) the principal amount of the Tranche A Term Loans of such Tranche A Term Loan Lender, in 20 consecutive quarterly installments, according to the amortization schedule set forth on Schedule 1.1C, commencing on June 30, 1997 (or on such earlier date on which the then unpaid principal amount of the Tranche A Term Loans become due and payable pursuant to Section 8) and (iii) the principal amount of the Tranche B Term Loans of such Tranche B Term Loan Lender, in 5 consecutive annual installments, according to the amortization schedule set forth on Schedule 1.1D, commencing on March 31, 1998 (or on such earlier date on which the then unpaid principal amount of such Tranche B Term Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.14.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(e) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit C-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrower evidencing any Tranche A Term Loan of such Lender, substantially in the form of Exhibit C-2 with appropriate insertions as to date and principal amount (a "Tranche A Term Note") and/or (iii) a promissory note of the Borrower evidencing any Tranche B Term Loan of such Lender, substantially in the form of Exhibit C-3 with appropriate insertions as to date and principal amount (a "Tranche B Term Note"). A Note and the Obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an Obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit G duly executed by the Assignor thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the Obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.8(e).

                  2.9 Optional Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or the Tranche B Term Loan Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments or the Tranche B Term Loan Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the sum of the Aggregate

Outstanding Revolving Extensions of Credit of all Revolving Credit Lenders would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments or the Tranche B Term Loan Commitments, as the case may be, then in effect.

                  2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent by the Borrower, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans and to the remaining installments of principal thereof in the inverse order of maturity. Notwithstanding the foregoing, so long as any Tranche B Term Loans are outstanding, each Tranche A Term Loan Lender shall have the right to refuse all or any portion of any prepayment pursuant to this Section 2.10 allocable to such Lender's Tranche A Term Loans, and the amount so refused shall be applied to prepay the Tranche B Term Loans in accordance with the preceding sentence. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.11 Mandatory Prepayments and Commitment Reductions. (a) If any debt securities or instruments of the Parent, the Borrower or any of their Subsidiaries shall be issued or sold or the Parent, the Borrower or any of their Subsidiaries shall incur any Indebtedness (except any debt securities or instruments issued or Indebtedness incurred in accordance with Section 7.2 (other than Net Cash Proceeds not required to be prepaid pursuant to the proviso in Section 7.2(e))) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (e) of this Section 2.11. Nothing in this paragraph (a) shall be deemed to permit the incurrence of Indebtedness not permitted by Section 7.2.

                  (b) If any Capital Stock of the Parent, the Borrower or any of their Subsidiaries shall be issued or sold (except (i) any Capital Stock the proceeds of which are used solely to refinance the Interim Notes or the Rollover Notes in accordance with the second paragraph of Section 7.10, (ii) the Warrants and (iii) any Capital Stock issued upon exercise of the Warrants) an amount equal to 100% of the first $25,000,000 of Net Cash Proceeds thereof and 50% of the Net Cash Proceeds thereof in excess of $25,000,000 shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (e) of this Section 2.11.

                  (c) If on any date the Parent, the Borrower or any of their Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or from any Recovery Event (other than, if no Default or Event of Default shall have occurred and be continuing, to the extent that such Net Cash Proceeds are to be used to restore or replace the assets in respect of which such Recovery Event occurred within twelve months from the date of such Recovery Event, as certified by a Responsible Officer of the Borrower pursuant to a Reinvestment Notice; provided that if such Net Cash Proceeds exceed $5,000,000, the Borrower shall deposit such Net Cash Proceeds in a cash collateral account under the exclusive dominion and control of the Administrative Agent as security for the Obligations in accordance with terms and conditions reasonably satisfactory to the Administrative Agent), such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (e) of this Section 2.11; provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (e) of this Section 2.11.

                  (d) If, for any fiscal year of the Borrower ending after the Closing Date, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (e) of this Section 2.11 a percentage of such Excess Cash Flow equal to 75%. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a) for the fiscal year with respect to which such prepayment is made are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.11 shall be applied first to the prepayment of the Term Loans and second to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Lenders exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section 2.11 shall be made, within each category of Loans to be prepaid as provided above, first to Base Rate Loans and second to Eurodollar Loans.

Each prepayment of the Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. All prepayments of the Term Loans pursuant to this Section 2.11 shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans and to the remaining installments of principal thereof in the inverse order of scheduled maturity. Notwithstanding the foregoing, so long as any Tranche B Term Loans are outstanding, each Tranche A Term Loan Lender shall have the right to refuse all or any portion of any prepayment pursuant to this Section 2.11 allocable to such Lender's Tranche A Term Loans and the amount so refused shall be applied first pro rata to prepay the Tranche B Term Loans and second to reduce permanently the Revolving Credit Commitments as provided above. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan (A) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a conversion or (B) having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to (y) the Revolving Credit Termination Date, with respect to Revolving Credit Loans and (z) the Term Loan Termination Date, with respect to Term Loans.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation or (ii) after the date that is one month prior to (A) the Revolving Credit Termination Date, with respect to the Revolving Credit Loans or (B) the Term Loan Termination Date, with respect to Term Loans, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  2.13 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) no more than four Eurodollar Tranches in respect of the Revolving Credit Loans shall be outstanding at any one time and (c) no more than eight Eurodollar Tranches in respect of all Loans (including the Revolving Credit Loans) shall be outstanding at any one time.

                  2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Loan or Reimbursement Obligations, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and Reimbursement Obligations and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is the highest rate applicable to Term Loans provided for herein on such nonpayment date plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 2.14 shall be payable from time to time on demand.

                  2.15 Computation of Interest and Fees. (a) Interest on Loans and Reimbursement Obligations, commitment fees, letter of credit commissions and interest on overdue interest, commitment fees and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

                  2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans that were to be continued on the first day of such Interest Period as Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.17 Pro Rata Treatment and Payments; Use of Proceeds. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Except as provided in
Section 2.10 and 2.11, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (or, in the case of installment payments made pursuant to Section 2.8 or payments of accrued interest in respect thereof, the affected Term Loans then held by the relevant Term Loan Lenders). Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.17(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower (together with any amounts due under Section 2.21).

                  (c) The Borrower shall use the proceeds of the Loans only in the manner expressly contemplated by Section 4.16.

                  2.18 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

                  2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative

Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.19, together with a calculation thereof in reasonable detail, shall be submitted by the affected Lender to the Borrower (with a copy to the Administrative Agent) and such certificate shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (d) In the event any Lender delivers a certificate requesting compensation pursuant to this Section 2.19, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.6), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent to such assignment of the Administrative Agent, which consent shall not unreasonably be delayed or withheld and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of the outstanding Loans of such Lender plus all interest, fees and other amounts accrued and unpaid for the account of such Lender hereunder (including any amounts under this Section 2.19); provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under this Section
2.19 cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital (including as a result of any action taken by such Lender pursuant to Section 2.22), or if such Lender shall waive its right to claim further compensation under this Section
2.19 in respect of such circumstances or event, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

                  2.20 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall make payments net of and after deduction for Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Non-U.S. Lender (as defined below) that fails to comply with Section 2.20(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any Non-Excluded Taxes, incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender (or Transferee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (A) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

                  (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit F (or such other form of statement as shall be reasonably requested by the Borrower or the Administrative Agent from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

Further, each Non-U.S. Lender agrees to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower or the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations; unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this
Section 2.20(b). A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 2.20(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to Section 2.20(a)).

                  2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this
Section 2.21, together with a calculation thereof in reasonable detail, shall be submitted to the Borrower by any affected Lender and such certificate shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18, 2.19(a) or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this
Section 2.22 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18, 2.19(a) or 2.20.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Aggregate Outstanding Revolving Extensions of Credit would exceed the aggregate Revolving Credit Commitments. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be either (x) a standby letter of credit issued to support (I) obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower or its Subsidiaries or (II) performance obligations of the Borrower and its Subsidiaries, in each case, incurred in the ordinary course of business (a "Standby Letter of Credit"), or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), (iii) expire no later than five Business Days prior to the Revolving Credit Termination Date and (iv) expire no later than 365 days after its date of issuance, provided that any Letter of Credit with a 365-day duration may provide for the renewal thereof at the election of the Borrower (in accordance with procedures to be established by the Issuing Lender) for additional 365-day periods (which shall not expire later than five Business Days prior to the Revolving Credit Termination Date).

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Standby Letter of Credit (including the amount thereof). On each L/C Fee Payment Date, the Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the aggregate face amount of the Commercial Letters of Credit outstanding on such date.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrower agrees that it will pay a commission on all outstanding Standby Letters of Credit at a rate per annum equal to 1/8 of 1% above the Applicable Margin then in effect with respect to Revolving Credit Loans that are Eurodollar Loans of the face amount of each such Letter of Credit, of which 1/8 of 1% per annum will be a fronting fee for the account of the Issuing Lender, and the remainder will be shared ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Percentages, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. The Borrower agrees that it will pay a commission on all outstanding Commercial Letters of Credit at a rate per annum equal to 1/8 of 1% above the Applicable Margin then in effect with respect to Revolving Credit Loans that are Eurodollar Loans of the average daily face amount of such Letters of Credit during the period for which such payment is made, of which 1/8 of 1% per annum will be a fronting fee for the account of the Issuing Lender, and the remainder will be shared ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Percentage, payable quarterly in arrears on each L/C Fee Payment Date.

                  (b) In addition to the foregoing fees and commissions, the Borrower agrees that it shall pay or reimburse the Issuing Lender promptly upon demand for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in
Section 2.14(c). Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to
Section 2.6 of Base Rate Loans in the amount of such drawing, the proceeds of such Loans to be applied to reimburse such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Arranger, the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Parent and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. (a)(i) The unaudited pro forma consolidated balance sheet of the Borrower as at December 31, 1996 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (A) the Acquisitions and the other transactions contemplated by the Acquisition Documents, (B) the borrowings under this Agreement contemplated to be made on the Closing Date (including all borrowings to be held by the Administrative Agent pursuant to the Cash Collateral Agreement) and the use of proceeds thereof, (C) the issuance of the Interim Notes and (D) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower as of December 31, 1996, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (ii) The unaudited pro forma consolidated income statement of the Borrower for the period of four consecutive fiscal quarters ended as of December 31, 1996 (including the notes thereto) (the "Pro Forma Income Statement"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on the first day of such period) to (A) the Acquisitions and the other transactions contemplated by the Acquisition Documents, (B) the borrowings under this Agreement contemplated to be made on the Closing Date (including all borrowings to be held by the Administrative Agent pursuant to the Cash Collateral Agreement) and the use of proceeds thereof, (C) the issuance of the Interim Notes and (D) the payment of fees and expenses in connection with the foregoing. The Pro Forma Income Statement has been prepared based on the best information available to the Borrower as of the date of delivery thereof and presents fairly on a pro forma basis the estimated consolidated results of operations of the Borrower for the period of four consecutive fiscal quarters ended as of December 31, 1996, assuming that the events specified in the preceding sentence had actually occurred on the first day of such period. The Pro Forma Income Statement presents Consolidated EBITDA for the Borrower for such period of not less than $27,200,000.

                  (b) (i) The consolidated balance sheets of the Borrower as at March 31, 1996 and March 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by KPMG Peat Marwick L.P., copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower as at such dates, and the consolidated results of operations and consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at February 28, 1997 and the related unaudited consolidated statements of income and of cash flows for the eleven-month period ended on such date, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of operations and consolidated cash flows for the eleven-month period then ended (subject to normal year-end audit adjustments).

                  (ii) The audited consolidated and combined balance sheet of Bowen as at September 30, 1996 and the related unaudited statement of income for the nine-month period ended on such date, reported on, in the case of such balance sheet, by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of Bowen as at such date. The unaudited consolidated and combined balance sheets of Bowen as at December 31, 1995 and December 31, 1996 and the related unaudited statements of income and of cash flows (in the case of December 31, 1995) for the fiscal years ended on such dates, certified by the chief financial officer of Bowen, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of Bowen as at such dates, and the results of operations and consolidated cash flows for the fiscal years then ended.

                  (iii) The consolidated balance sheets of Cardwell as at December 31, 1995 and October 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year and ten-month period, respectively, ended on such dates, reported on by Grant Thornton in the case of the December 31, 1995 financial statements and by KPMG Peat Marwick L.P. in the case of the October 31, 1996 financial statements, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of Cardwell as at such dates, and the consolidated results of operations and consolidated cash flows for the fiscal year and ten-month period, respectively, then ended. The unaudited consolidated balance sheets of Cardwell as at December 31, 1996 and January 31, 1997 and the related unaudited consolidated statement of income for the fiscal year ended on December 31, 1996, certified by the chief financial officer of Cardwell, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Cardwell as at such dates, and the consolidated results of operations for the fiscal year ended on December 31, 1996 (subject to normal year-end audit adjustments in the case of the January 31, 1997 financial statements).

                  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Borrower nor any of the Acquired Companies had at the date of the most recent balance sheet referred to above any undisclosed liabilities, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and not required to be disclosed by GAAP except, in the case of Bowen, matters expressly identified or referred to in any exhibit or schedule to the Bowen Asset Purchase Agreement or matters which are not required to be expressly so identified or referred to in any such exhibit or schedule by reason of any express limitation or exclusion in any representation, warranty, covenant, agreement or undertaking contained in the Bowen Asset Purchase Agreement. During the period from March 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries or by any of the Acquired Companies or any of their consolidated Subsidiaries of any material part of their business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower or the Acquired Companies, in each case, at March 31, 1996, other than pursuant to the Acquisition Documents.

                  4.2 No Change. (a) Since March 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from March 31, 1996 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Parent or the Borrower nor has any of the Capital Stock of the Parent or the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Parent or the Borrower.

                  4.3 Corporate Existence; Compliance with Law. Each of the Parent, the Borrower and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement and the Notes. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisitions and the other transactions contemplated hereby, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 4.19(b) and (c). Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder, the use of the proceeds thereof and the consummation of the Acquisitions will not violate any Requirement of Law or Contractual Obligation of the Parent, the Borrower or of any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent or the Borrower, threatened by or against the Parent, the Borrower or any of their Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Parent, the Borrower nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each of the Parent, the Borrower and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. The Borrower and its Subsidiaries have title in fee simple to no real property other than the Mortgaged Property and any real property the fair market value of which the Borrower reasonably believes is less than $75,000.

         4.9 Intellectual Property. The Parent, the Borrower and each of their Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (collectively, the "Intellectual Property"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Parent, the Borrower and their Subsidiaries does not infringe on the rights of any Person in any material respect.

         4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Parent, the Borrower or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.11 Taxes. Each of the Parent, the Borrower and their Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed, and, to the knowledge of the Parent and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower and the Commonly Controlled Entities, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $100,000.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

         4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the direct or indirect Subsidiaries of the Parent and the Borrower and
Schedule 4.15 shows, as to each such Subsidiary, its jurisdiction of its incorporation, its authorized capitalization and the ownership of Capital Stock of such Subsidiary. The Parent has no direct Subsidiaries other than the Borrower.

         4.16 Purpose of Loans; Limitations on Use. The proceeds of the Tranche A Term Loans shall be used to finance the Acquisitions and to pay related fees and expenses. The proceeds of the Tranche B Term Loans shall be used to repay a portion of the Interim Notes. The Revolving Credit Loans shall be used to refinance certain existing indebtedness of the Borrower and the Acquired Companies as described on Schedule 4.16 and to finance the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business.

         4.17 Environmental Matters. Except as set forth on Schedule 4.17:

         (a) The Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Parent, the Borrower or any of their Subsidiaries (the "Business") which could reasonably be expected to materially interfere with the continued operation of the Properties. Neither the Parent, the Borrower nor any of their Subsidiaries has assumed any liability of any other Person under Environmental Laws.

         (c) Neither the Parent, the Borrower nor any of their Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Parent, the Borrower or any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent, the Borrower or any of their Subsidiaries, threatened, under any Environmental Law to which the Parent, the Borrower or any of their Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Adverse Amount.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Parent, the Borrower or any of their Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

                  4.18 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arranger, the Administrative Agent or the Lenders, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, such forecasts, estimates, pro forma information, projections and statements were based upon good faith estimates and assumptions believed by management of the Parent, the Borrower and their Subsidiaries to be reasonable at such time. Such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct. There is no fact known to the Parent, the Borrower or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.19 Security Documents. (a) The Master Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described therein and proceeds thereof and, when the Pledged Notes and the stock certificates representing the Pledged Stock described therein are delivered to the Administrative Agent, the Master Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant pledgor in such Pledged Securities and the proceeds thereof, as security for the Obligations (as defined in the Master

Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

                  (b) The Master Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein (other than the Pledged Securities) and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on
Schedule 4.19(b), the Master Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than the Pledged Securities) and the proceeds thereof, as security for the Obligations (as defined in the Master Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

                  (c) Each Mortgage, when executed and delivered by the relevant Loan Party, shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, and when each Mortgage is filed in the office(s) specified on Schedule 4.19(c), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

                   (d) The Cash Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof and the Cash Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations (as defined herein), in each case prior and superior in right to any other Person.

                  4.20 Solvency. Each Loan Party is, and after giving effect to the consummation of the Acquisitions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Acquisition Documents. The Borrower has heretofore furnished to each Lender a true, complete and correct copy of the Acquisition Agreements and all schedules, exhibits, annexes and amendments thereto and all side letters or agreements affecting the terms thereof (collectively, the ("Acquisition Documents"). The Acquisition Documents have not been amended, supplemented or otherwise modified; none of the provisions thereof has been waived; to the knowledge of each of the Parent and the Borrower, each of the parties thereto is in material compliance with its covenants and agreements contained therein; each of the representations and warranties contained therein is true and correct in all material respects as of the time made or deemed made; and the Acquisition Documents constitute the complete understanding among the Sellers and the Borrower relating to the Acquisitions. The Acquisition Documents have been duly authorized, executed and delivered by the Borrower, and, to the best knowledge of the Borrower, the Acquisition Documents have been duly authorized, executed and delivered by the other parties thereto. The Acquisition Documents are in full force and effect and constitute the legal, valid and binding obligation of the Borrower and the other parties thereto enforceable against each such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Except as specified in the Acquisition Documents, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisitions or with the execution, delivery, performance, validity or enforceability of the Acquisition Documents.

                  4.22 Labor Matters. There are no strikes pending or, to the knowledge of each of the Parent and the Borrower, threatened against the Parent, the Borrower or any of their Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent, the Borrower and each of their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Parent, the Borrower or any of their Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent, the Borrower or such Subsidiary.

                         SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (which Closing Date shall occur on or before March 31, 1997), of the following conditions precedent:

                  (a) Loan Documents. The Arranger shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent and the Borrower, with a counterpart or a conformed copy for each Lender, (ii) for the account of any Lender requesting Notes in accordance with Section 2.8(e), Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, (iii) the Master Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Cash Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart or conformed copy for each

         Lender and (v) each Mortgage, executed and delivered by a duly authorized officer of each party thereto, with a counterpart for each Lender.

                  (b) Bowen Acquisition. The Bowen Acquisition shall have been consummated for an aggregate purchase price not exceeding $75,000,000, subject to any purchase price adjustments. The Bowen Acquisition and the other transactions described in the Bowen Asset Purchase Agreement which were to occur on or prior to the Closing Date shall have been consummated in all material respects in accordance with the terms and provisions thereof, no material provisions of the Bowen Asset Purchase Agreement shall have been amended, supplemented or otherwise modified or waived without the prior written consent of the Arranger, and the Arranger shall have received a certificate of the Borrower signed by a duly authorized officer of the Borrower to such effect and to the effect that the only condition to the consummation of such Acquisition remaining to be satisfied under the Bowen Asset Purchase Agreement (which condition shall be satisfied simultaneously with the making of the initial extension of credit hereunder) is the delivery of funds sufficient to pay the amounts required to be paid under the Bowen Asset Purchase Agreement. Prior to or simultaneously with the making of the initial extension of credit hereunder, the Arranger shall have received
         (i) evidence satisfactory to it that ownership of the fee and leasehold interests in the real property purchased in such Acquisition shall have been transferred to the Borrower or a Subsidiary Guarantor and all other rights and assets acquired by the Borrower pursuant to the Bowen Asset Purchase Agreement shall have been transferred to the Borrower or a Subsidiary Guarantor and (ii) a true, correct, complete and fully executed copy of the Bowen Asset Purchase Agreement and all schedules and material documents executed or delivered in connection therewith, accompanied by a certificate of a duly authorized officer of the Borrower to such effect, all of which shall be in form and substance reasonably satisfactory to the Arranger.

                  (c) Related Agreements. The Arranger shall have received, in form and substance reasonably satisfactory to it, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower of (i) the Interim Note Documentation and (ii) the Permanent Note Documentation, to the extent agreed to on or prior to the Closing Date. The Arranger shall have received (in a form reasonably satisfactory to the Arranger), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Insurance Policies (or certificates evidencing the effectiveness of such Insurance Policies and the material terms thereof) and such other documents or instruments as may be reasonably requested by the Arranger, including, without limitation, a copy of any other debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (d) Capitalization; Capital Structure. The Borrower shall have received at least $31,000,000 in net cash proceeds from the issuance of the Interim Notes pursuant to the Interim Note Documentation, the terms and conditions (including without limitation the subordination provisions applicable thereto) of which shall be satisfactory to the

         Arranger in all material respects. The capital structure of the Parent, the Borrower and each of their Subsidiaries after the Acquisitions and the financings contemplated hereby shall be satisfactory to the Arranger and the Lenders in all respects.

                  (e) Pro Forma Financial Statements; Interim Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, which Pro Forma Balance Sheet shall be in form and substance reasonably satisfactory to the Lenders, (ii) the Pro Forma Income Statement, which Pro Forma Income Statement shall be in form and substance reasonably satisfactory to the Lenders and (iii) satisfactory unaudited interim consolidated financial statements of the Borrower and each of the Acquired Companies for each fiscal month ended in the 1997 fiscal year as to which such financial statements are available prior to the Closing Date and such financial statements shall not reflect any material adverse change in the consolidated financial condition of such reporting entity as reflected in the financial statements previously delivered to the Lenders. The Pro Forma Income Statement presents Consolidated EBITDA for the Borrower for such period of not less than $27,200,000.

                  (f) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or, in the reasonable discretion of the Arranger, advisable in connection with the Bowen Acquisition, the financings contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Bowen Acquisition, the financing thereof or the continuing operations of the Borrower.

                  (g) Business Plan. The Lenders shall have received a detailed business plan of the Borrower for fiscal years 1997 - 2003 and a written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Term Loans, in each case, (i) on a pro forma basis reflecting the Acquisitions and the other transactions contemplated hereby and (ii) reasonably satisfactory to the Lenders.

                  (h) Lien Searches. The Arranger shall have received the results of a recent search by a Person satisfactory to the Arranger, of the Uniform Commercial Code, judgment and tax lien filings in each of the relevant jurisdictions where assets of the Loan Parties (prior and subsequent to the Bowen Acquisition) are located, and such search shall reveal no liens on any of such assets except for liens permitted by
         Section 7.3 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Arranger.

                  (i) Expenses. The fees and expenses incurred or to be incurred in connection with the Acquisitions and the financing thereof, excluding the refinancing of the Interim Notes, shall not exceed $6,500,000 in the aggregate.

                  (j) Environmental. The Lenders shall have received such environmental information with respect to the real property owned or leased by the Loan Parties or to be acquired pursuant to the Acquisitions as such Lenders may reasonably request and such information shall be provided by a firm satisfactory to the Arranger and in form and substance satisfactory to the Lenders.

                  (k) Closing Certificate. The Arranger shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (l) Corporate Proceedings of Loan Parties. The Arranger shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Loan Party authorizing
         (i) the execution, delivery and performance of the Loan Documents to which it is a party (including, but not limited to, the granting of any Liens provided for therein), and (ii) in the case of the Borrower, the borrowings contemplated hereunder.

                  (m) Fees. The Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                  (n) Legal Opinions. The Arranger shall have received, with a counterpart for each Lender, (i) the following executed legal opinions:

                           (1) the executed legal opinion of Jones, Day, Reavis
                  & Pogue, counsel to the Loan Parties, substantially in the form of Exhibit E; and

                           (2) such legal opinions in respect of the filing of
                  the Mortgages as may be reasonably requested by the Arranger, from local counsel;

                       (ii) a reliance letter or reliance letters permitting the Administrative Agent and the Lenders to rely on all of the opinions of counsel rendered in connection with the Interim Notes and the Bowen Acquisition.

         Each such legal opinion shall be in form and substance satisfactory to the Lenders and shall cover such matters incident to the transactions contemplated by this Agreement as the Arranger may reasonably require.

                  (o) Pledged Securities; Stock Powers. The Administrative Agent shall have received the Pledged Notes (duly indorsed to the bearer) and the certificates representing the shares pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (p) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Arranger to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                  (q) Surveys. The Arranger shall have received, and the title insurance company issuing the policy referred to in Section 5.1(r) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage (except as otherwise agreed to by the Arranger) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Arranger and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Arranger and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof;
         (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  (r) Title Insurance Policy. The Arranger shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Arranger; (ii) be issued at ordinary rates;
         (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Arranger; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1992; (vi) contain such endorsements and affirmative coverage as the Arranger may request; and (vii) be issued by title companies satisfactory to the Arranger (including any such title companies acting as co-insurers or reinsurers, at the option of the Arranger). The Arranger shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

                  (s) Flood Insurance. If requested by the Arranger, the Arranger shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and
         (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Company has received the notice requirement pursuant to Section 208(e)(3) of Regulation H of the Board.

                  (t) Copies of Documents. The Arranger shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 5.1(r) and a copy, certified by such parties as the Arranger may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                  (u) Solvency Analysis. The Lenders shall have received an analysis from the chief financial officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries after giving effect to the Acquisitions, the financings and the other transactions contemplated hereby.

                  (v) Borrowing Notice. The Administrative Agent shall have received notice pursuant to Section 2.2 requesting the Tranche A Term Loan Lenders to make Tranche A Term Loans in an amount sufficient to consummate the Acquisitions and to pay related fees and expenses.

                  5.2 Conditions to Tranche B Term Loans. The agreement of each Tranche B Term Loan Lender to make any Tranche B Term Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Issuance of Common Stock. The Parent shall have issued common stock on terms satisfactory to the Lenders, received net cash proceeds thereof of at least $15,500,000 and contributed such net proceeds to the Borrower in a manner reasonably satisfactory to the Lenders, and the Borrower shall have applied the proceeds thereof to repay the portion of the Interim Notes not to be repaid with the proceeds of the Tranche B Term Loans; and

                  (b) Consolidated EBITDA. The Consolidated EBITDA of the Borrower and its Subsidiaries shall have been at least $30,000,000 for the four consecutive fiscal quarters most recently ended prior to the date of borrowing the Tranche B Term Loans. For purposes of this test, Consolidated EBITDA shall be determined in the same manner as set forth in the Pro Forma Income Statement.

                  5.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Additional Matters. All proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Acquisitions shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  (d) Borrowing Notice. The Borrower shall have delivered to the Administrative Agent the applicable borrowing notice in accordance with the relevant subsection of Section 2.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.3 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Parent and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Arranger or the Administrative Agent hereunder, the Parent and the Borrower shall and shall cause each of their respective Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent for distribution to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick L.P. or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

                  6.2  Certificates; Other Information.  Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of all reports or written communications providing advice, recommendations or analysis to the management of the Parent or the Borrower, as the case may be, from such independent certified public accountants with regard to their audit of the financial statements referred to in Sections 6.1(a) and (c) or the internal financial controls and systems of the Parent or the Borrower;

                  (b) concurrently with the delivery of any financial statement pursuant to Section 6.1, (x) a certificate of a Responsible Officer of each of the Parent and the Borrower stating that, to the best of each such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Loan Parties have complied with the requirements of Section 6.11 with respect thereto), (ii) neither the Parent, the Borrower nor any of their Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) the Parent has observed and performed and is in compliance with Section 7.17 and (iv) each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (y) in the case of quarterly or annual financial statements, a certificate containing all information reasonably necessary for determining compliance by the Parent, the Borrower and their Subsidiaries with the provisions of this Agreement (including but not limited to Sections 2.11 and 7.1) as of the last day of such fiscal quarter or fiscal year of the Parent or the Borrower, as the case may be and (z) a certificate of a Responsible Officer of the Borrower stating that to the best of such Responsible Officer's knowledge, the Eligible Backlog of the Borrower and its Subsidiaries is as specified in such certificate;

                  (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a projected consolidated balance sheet of the Borrower as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income for the following fiscal year, together with an operating budget with respect to the following fiscal year, and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "Borrower Projections"), which Borrower Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Borrower Projections are based on reasonable estimates, information and assumptions believed by such Responsible Officer to be reasonable and that such Responsible Officer has no reason to believe that such Borrower Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Borrower Projections, as applicable, covering such periods and to the comparable periods of the previous year;

                  (e) within five days after the same are filed, copies of all financial statements and reports which the Parent, the Borrower or any of their Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent, the Borrower or their Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence, etc. (a) Continue to engage in business of the same general type as now conducted by it,
(b) preserve, renew and keep in full force and effect its existence and (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted pursuant to Section 7.5 and except, in the case of clause (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Lender upon reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent, the Borrower and their Subsidiaries with senior officers of the Parent, the Borrower and their Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Parent, the Borrower or any of their Subsidiaries or
         (ii) litigation, investigation or proceeding which may exist at any time between the Parent, the Borrower or any of their Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Parent, the Borrower or any of their Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Parent, the Borrower or any of their Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Parent, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and take all reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect, and obtain and comply in all material respects with and maintain, and take all reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws insofar as any failure to so comply, obtain or maintain reasonably could be expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

                  6.9 Interest Rate Protection. In the case of the Borrower, within 30 days after the Closing Date, enter into Interest Rate Protection Agreements with one or more of the Lenders providing interest rate protection with respect to at least $35,000,000 of the Term Loans for a period of at least 24 months such that the Eurodollar Base Rate for determining the interest rate thereon shall not be higher than 1% above the Eurodollar Base Rate that would be applicable to a six-month Interest Period commencing on the Closing Date.

                  6.10 Further Assurances. Promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                  6.11 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Parent, the Borrower or any of their Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b), (c) or (d) of this Section), promptly (and in any event within 30 days after the acquisition or creation thereof): (i) execute and deliver to the Administrative Agent such amendments to the Master Guarantee and Collateral Agreement or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

                  (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary of the Parent or the Borrower (other than a Foreign Subsidiary), promptly: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, such amendments to the Master Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Parent, the Borrower or any of their Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers duly executed and delivered in blank, (iii) cause such new Subsidiary (A) to become a party to the Master Guarantee and Collateral Agreement, pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by such security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any fee interest in any real estate having a value (together with improvements thereof) of at least $100,000, in each case acquired after the Closing Date by the Parent, the Borrower or any of their Domestic Subsidiaries, or, in the case of any real property encumbered by any mortgage or deed of trust on the Closing Date, promptly after the Indebtedness secured thereby shall have been paid in full (other than with the proceeds of permitted Indebtedness incurred to refinance such secured Indebtedness), promptly (i) execute and deliver a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Borrower or such Subsidiary to purchase such real estate), in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by the Parent, the Borrower or any of their Domestic Subsidiaries (the creation or acquisition of which shall not be permitted hereunder except in accordance with the terms of Section 7.18), promptly (i) execute and deliver to the Administrative Agent such amendments to the Master Guarantee and Collateral Agreement (or comparable documentation) as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Parent, the Borrower or any of their Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent, the Borrower or such Subsidiary, as the case may be, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and
(ii), which opinions shall be in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

                  (e) Within 60 days of the Closing Date, if reasonably requested by the Administrative Agent, provide the Administrative Agent with the surveys described in Section 5.1(q) with respect to certain Mortgaged Properties for which surveys were not provided on or prior to the Closing Date.

                  6.12 Construction Credit Support Policy. Maintain its current policy of requiring non-U.S. customers to provide an irrevocable letter of credit to support the portion of any material equipment sale not paid for in advance in cash.

                          SECTION 7. NEGATIVE COVENANTS

                  The Parent and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Arranger or the Administrative Agent hereunder, the Parent and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

                  7.1  Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters of the Borrower ending on any date set forth below to exceed the ratio set forth below opposite such date:

                                               Consolidated
Fiscal Quarter Ending                         Leverage Ratio

June 30, 1997                                  4.00 to 1.0
September 30, 1997                             4.00 to 1.0
December 31, 1997                              4.00 to 1.0
March 31, 1998                                 4.00 to 1.0
June 30, 1998                                  3.50 to 1.0
September 30, 1998                             3.50 to 1.0
December 31, 1998                              3.50 to 1.0
March 31, 1999                                 3.00 to 1.0
June 30, 1999                                  3.00 to 1.0
September 30, 1999                             3.00 to 1.0
December 31, 1999                              3.00 to 1.0
March 31, 2000                                 2.50 to 1.0
June 30, 2000                                  2.50 to 1.0
September 30, 2000                             2.50 to 1.0
December 31, 2000                              2.50 to 1.0
March 31, 2001 and thereafter                  2.00 to 1.0

                  (b) Consolidated EBITDA. Permit Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such date:


                                               Consolidated
Fiscal Quarter Ending                             EBITDA

December 31, 1997                              $25,000,000
March 31, 1998                                  28,000,000
June 30, 1998                                   28,000,000
September 30, 1998                              28,000,000
December 31, 1998                               28,000,000
March 31, 1999                                  35,000,000
June 30, 1999                                   35,000,000
September 30, 1999                              35,000,000
December 31, 1999                               35,000,000
March 31, 2000                                  40,000,000
June 30, 2000                                   40,000,000
September 30, 2000                              40,000,000
December 31, 2000                               40,000,000
March 31, 2001 and thereafter                   50,000,000

                  (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                Consolidated
                                                  Interest
Fiscal Quarter Ending                          Coverage Ratio

June 30, 1997                                    2.5 to 1.0
September 30, 1997                               2.5 to 1.0
December 31, 1997                                2.5 to 1.0
March 31, 1998                                   2.75 to 1.0
June 30, 1998                                    2.75 to 1.0
September 30, 1998                               3.0 to 1.0
December 31, 1998                                3.0 to 1.0
March 31, 1999                                   3.25 to 1.0
June 30, 1999                                    3.25 to 1.0
September 30, 1999                               3.50 to 1.0
Thereafter                                       3.50 to 1.0

                  (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries for any period of four consecutive fiscal quarters of the Borrower to be less than 1.05 to 1.00 on any date during the period from March 31, 1998 through March 30, 1999 or be less than 1.10 to 1.0 on any date from March 31, 1999 and thereafter.

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under the Loan Documents;

                  (b) Indebtedness (i) of the Borrower to a Wholly Owned Subsidiary, (ii) of a Domestic Wholly Owned Subsidiary to the Borrower or any other Subsidiary and (iii) of any Foreign Subsidiary to the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding (with respect to all Foreign Subsidiaries of the Parent) not to exceed $1,000,000, provided that such Indebtedness referred to in this clause (iii), if to the Borrower or any Domestic Subsidiary, is evidenced by a promissory note or promissory notes which has or have been pledged to the Administrative Agent on terms and conditions satisfactory to the Administrative Agent;

                  (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a

         Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $5,000,000 at any time outstanding;

                  (d) (i) Interim Notes in an aggregate principal amount not to exceed $31,000,000 and (ii) Interim Notes issued in lieu of cash interest on other Interim Notes in accordance with the Interim Note Documentation; and

                  (e) Indebtedness of any of the Loan Parties incurred to prepay, redeem, retire or repurchase in full the Interim Notes or the Rollover Notes, as the case may be, pursuant to Permanent Note Documentation so long as (i) the terms and conditions thereof are reasonably satisfactory to the Arranger and the Required Lenders (provided that the Rollover Indenture as entered into on the Closing Date shall be deemed to be reasonably satisfactory to the Arranger and the Required Lenders) and (ii) the aggregate principal amount of such Indebtedness shall not exceed the sum (the "Interim Note Principal Amount") of $31,000,000 plus the amount of additional Interim Notes or the Rollover Notes, as the case may be, issued to pay interest in lieu of payment of interest in cash; provided that to the extent such Indebtedness consists of "High Yield Notes" (as defined in the Interim Note Documentation) issued pursuant to the Interim Note Documentation the aggregate principal amount of such Indebtedness may exceed the Interim Note Principal Amount to the extent the Net Cash Proceeds thereof in excess of the amount required to pay in full the aggregate principal amount of the Interim Notes or the Rollover Notes, as the case may be (which aggregate principal amount shall not exceed the Interim Note Principal Amount) plus any accrued and unpaid interest and fees due in accordance with the Interim Note Documentation or the Rollover Indenture, as the case may be, are applied pursuant to Section 2.11(a) to the prepayment of the Term Loans and to reduce permanently the Revolving Credit Commitments.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent, the Borrower or their Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                  (f) Liens securing Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition or construction of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  (g) Liens created pursuant to the Security Documents;

                  (h) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

                  (i) Liens existing on the Closing Date and listed on Schedule 7.3;

                  (j) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Parent, the Borrower or any of their Subsidiaries;

                  (k) Permitted Exceptions (as defined in the Mortgages); and

                  (l) Liens created under Environmental Laws that are being contested in good faith and as to which adequate reserves have been established to the extent required by GAAP and secure obligations not in excess of $500,000; provided that the Borrower and its Subsidiaries shall take all reasonable actions to terminate such Liens.

                  7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations of the Loan Parties in respect of the Interim Notes or the Permanent Notes in accordance with the Interim Note Documentation or the Permanent Note Documentation, respectively;

                  (b) Guarantee Obligations made in the ordinary course of its business by the Borrower of obligations of any of its Subsidiaries (provided that the Guarantee Obligations by the Borrower in respect of the obligations of any and all Foreign Subsidiaries shall not exceed $1,000,000) which obligations are otherwise permitted under this Agreement;

                  (c) Guarantee Obligations in respect of Standby Letters of Credit; and

                  (d) the Guarantee Obligations of the Loan Parties pursuant to the Master Guarantee and Collateral Agreement.

                  7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Wholly Owned Subsidiary of the Parent or the Borrower may be merged or combined with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Domestic Wholly Owned Subsidiaries of the Borrower (provided that the Domestic Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

                  (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Domestic Wholly Owned Subsidiary of the Borrower.

                  7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Parent or the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Domestic Wholly Owned Subsidiary of the Borrower, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business having a fair market value not to exceed, in the aggregate, $500,000 in any period of twelve consecutive months;

                  (b) the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $500,000;

                  (c) the sale of inventory in the ordinary course of business; and

                  (d) as permitted by Section 7.5(b).

To the extent the Required Lenders waive the provisions of this Section 7.6 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.6, such Collateral in each case shall be sold free and clear of the Liens in favor of the Administrative Agent created by the Security Documents and the Administrative Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense.

                  7.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including but not limited to in respect of any preferred Capital Stock outstanding or dividends accumulated thereon on the Closing Date) of the Parent or the Borrower or any of their Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent, the Borrower or any Subsidiary, except the issuance of the Warrants and Capital Stock in respect of the Warrants pursuant to the terms of the Warrant Agreement. Notwithstanding the foregoing, (A) provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the Borrower may pay dividends to the Parent for the purpose of (i) permitting the Parent to satisfy its federal, state and local income tax obligations to the extent such obligations are actually due and owing and are a direct result of the net income of the Borrower being included on a consolidated, combined or unitary income tax return filed by the Parent or otherwise being attributed to the Parent for tax purposes (provided that the Parent shall promptly pay such tax obligations);
(ii) permitting the Parent to pay the necessary fees and expenses to maintain its corporate existence and good standing (in an aggregate amount not to exceed $50,000 per annum); and (iii) permitting the Parent to comply with the Interim Note Documentation (in an aggregate amount not to exceed $50,000 per annum) and
(B) any Subsidiary of the Borrower may pay dividends to Borrower.

                  7.8 Limitation on Capital Expenditures. (a) Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year:

                  Fiscal Year                     Amount

                     1997                      $10,000,000
                     1998                       10,000,000
                     1999                       10,000,000
                     2000                       10,000,000
                     2001                       10,000,000
                     2002                       10,000,000

                  (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year.

                  (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the proceeds of Indebtedness received by the Borrower or any of its Subsidiaries pursuant to Section 7.2(c).

                  (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with any Reinvestment Deferred Amount.

                  7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of the Loan Parties for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

                  (d) investments by the Borrower in a Domestic Wholly Owned Subsidiary and investments by any Subsidiary in the Borrower and in one or more Domestic Wholly Owned Subsidiaries; and

                  (e) additional investments in an aggregate amount, so long as at the time of such investment no Default or Event of Default shall have occurred and be continuing or would result therefrom, at any time not to exceed $1,000,000.

                  7.10 Limitation on Optional Payments and Modifications of Debt Instruments and Organizational Documentation, etc. (a) Make any optional payment or prepayment on or redemption or purchase of any material Indebtedness (other than the Loans) or preferred Capital Stock including, without limitation, the Interim Notes or the Permanent Notes, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness, including, without limitation, the provisions of the Interim Notes, the Rollover Notes or the Permanent Notes (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest or dividends thereon) or (c) amend, modify or change in any material respect, or consent or agree to any amendment, modification, or change in any material respect to the terms of any of its capitalization or organizational documents (including but not limited to in respect of any preferred Capital Stock of any Loan Party) or, to the extent such amendment, modification or change could reasonably be expected to have a Material Adverse Effect, a material contract.

                  Notwithstanding the foregoing, (a) the Interim Notes and the Rollover Notes may be refinanced with Permanent Notes in accordance with the provisions of Section 7.2(e) without limitation by this Section 7.10 and (b) so long as no Default or Event of Default exists or would result therefrom, the Interim Notes and the Rollover Notes and any accrued interest thereon may be repaid with the proceeds of the sale of Capital Stock of the Parent in accordance with the terms and conditions of the Interim Note Documentation or the Rollover Indenture, as the case may be.

                  7.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Parent or the Borrower) unless such transaction (a) is otherwise permitted under this Agreement, (b) is in the ordinary course of business of the Parent, the Borrower or such Subsidiary, (c) is upon fair and reasonable terms no less favorable to the Parent, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate and (d) with respect to any transaction or series of related transactions involving aggregate payments in excess of $100,000, is disclosed in writing to the Administrative Agent.

                  7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Parent, the Borrower or any of their Subsidiaries of real or personal property which has been or is to be sold or transferred by the Parent, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent, the Borrower or such Subsidiary.

                  7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Parent, the Borrower or any of their respective Subsidiaries to end on a day other than March 31.

                  7.14 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, (b) the Interim Note Documentation, (c) the Permanent Note Documentation and (d) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Parent, the Borrower or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

                  7.16 Limitation on Consolidated Lease Expense. Permit Consolidated Lease Expense for any fiscal year of the Borrower and its Subsidiaries to exceed $1,000,000.

                  7.17 Limitation on Activities of the Parent. In the case of the Parent, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and
(iii) obligations with respect to its Capital Stock (other than any such obligations constituting Indebtedness), (c) own, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower, (d) create or permit to exist any Subsidiary of the Parent or the Borrower other than a Wholly Owned Subsidiary or (e) directly or indirectly, convey, sell, transfer of otherwise dispose of, or create, assume, incur or permit to be created, assumed, incurred or to exist, any Lien of any kind upon, any Capital Stock of the Borrower owned by the Parent.

                  7.18 Limitation on Foreign Subsidiaries. Create or permit to exist any Foreign Subsidiary except with the prior written consent of the Arranger and the Required Lenders.

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Parent, the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document or under or in connection with the Interim Note Documentation or Permanent Note Documentation shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Parent, the Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in
         (i) Sections 6 (other than Sections 6.3, 6.4 and 6.5) or 7, (ii)
         Section 5.6 or 5.8(b) of the Master Guarantee and Collateral Agreement,
         (iii) Section 5, 6 or 7 of any Mortgage or (iv) Section 6 of the Cash Collateral Agreement; or

                  (d) The Parent, the Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Parent, the Borrower or any of their Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation) or Interest Rate Protection Agreement Obligation on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Interest Rate Protection Agreement Obligation was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Interest Rate Protection Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation or Interest Rate Protection Agreement

         Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/or Guarantee Obligations and/or Interest Rate Protection Agreement Obligations of the Parent, the Borrower and their Subsidiaries the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

                  (f) (i) The Parent, the Borrower or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent, the Borrower or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent, the Borrower or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent, the Borrower or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent, the Borrower or any of their Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Parent, the Borrower or any of their Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any

         Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Parent, the Borrower or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) (i) There shall be a direct or indirect holding company parent of the Borrower other than the Parent; (ii) the Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens; (iii) any Wholly Owned Subsidiary of the Borrower shall issue any Capital Stock (or any security convertible into any of its Capital Stock) which is not pledged to the Administrative Agent for the benefit of the Lenders; (iv) Hushang Ansary shall cease to own, directly or indirectly, Capital Stock of the Parent possessing the voting power, including in combination with any applicable stockholder agreements, to elect a majority of the Parent's directors; (v) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than Hushang Ansary) shall have beneficial ownership of more than 25% of the economic and or voting interest in the Parent's Capital Stock; or (vi)
         (A) prior to the date of an initial registered public offering by the Borrower or the Parent of its common Capital Stock, Hushang Ansary shall cease to own, directly or indirectly, on a fully diluted basis in the aggregate at least 66-2/3% of the economic and voting interest in the Capital Stock of the Borrower and the Parent free of Liens except Liens created by the Security Documents and (B) on or after the date of an initial registered public offering by the Borrower or the Parent of its common Capital Stock, Hushang Ansary shall cease to own, directly or indirectly, on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in the Capital Stock of the Borrower and the Parent free of Liens except Liens created by the Security Documents; or

                  (k) the subordination provisions of the Interim Notes or the Permanent Notes shall cease, for any reason, to be valid or any Loan Party shall so assert in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Parent, the Borrower or any of their Subsidiaries, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                SECTION 9. THE ARRANGER; THE ADMINISTRATIVE AGENT
                           AND THE SYNDICATION AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Arranger as the arranger of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Arranger, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Arranger by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Arranger nor the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Arranger or the Administrative Agent.

                  9.2 Delegation of Duties. The Arranger and the Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Arranger and the Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Arranger, the Administrative Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger or the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Arranger and the Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Arranger and Administrative Agent. The Arranger and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent or the Borrower), independent accountants and other experts selected by the Arranger or the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Arranger and the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that neither the Arranger nor the Administrative Agent shall fail or refuse to take any action under this Agreement or any other Loan Document as a result of a failure of the Lenders to indemnify them against liabilities or expenses resulting from their own gross negligence or willful misconduct. The Arranger and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  9.5 Notice of Default. The Arranger and the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Arranger or the Administrative Agent, as the case may be, has received written notice from a Lender, the Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Arranger, Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Arranger nor the Administrative Agent nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Arranger or the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Arranger or the Administrative Agent to any Lender. Each Lender represents to the Arranger and the Administrative Agent that it has, independently and without reliance upon the Arranger or the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger or the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Arranger or the Administrative Agent hereunder, the Arranger and the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party which may come into the possession of the Arranger or the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Arranger and the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent or the Borrower and without limiting the obligation of the Parent or the Borrower to do so), ratably according to their respective Revolving Credit Percentages, Tranche A Term Loan Percentages and Tranche B Term Loan Percentages in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Arranger or the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger or the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Arranger's or the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  9.8 Arranger and Administrative Agent in Their Individual Capacities. The Arranger and its Affiliates and the Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Arranger were not the Arranger and the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Arranger and the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Arranger and the Administrative Agent, respectively, and the terms "Lender" and "Lenders" shall include the Arranger and the Administrative Agent in their individual capacities.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall have been approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The Required Lenders, with the consent of the Borrower, may replace the Administrative Agent, provided that if a Default or an Event of Default shall occur and be continuing the consent of the Borrower shall not be required.

                  9.10 The Syndication Agent. The Syndication Agent, in its capacity as such, shall not have any duties or responsibilities hereunder or under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agent in its capacity as such.


                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of

Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Note, or reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, or make any change in the application of any prepayment of the Loans specified in the first sentence of Section 2.11(e) or in Section 2.17(a), or the right to refuse prepayments set forth in the last sentence of Section 2.11(e), in each case without the consent of each Lender directly affected thereby, (ii) extend the scheduled date or change the amount of any amortization payment or waive or extend the date of any mandatory prepayment in respect of the Tranche A Term Loans referred to in Section 2.8 without the consent of each Lender affected thereby or extend the scheduled date or change the amount of any amortization payment or waive or extend the date of any mandatory prepayment in respect of the Tranche B Term Loans referred to in Section 2.8 without the consent of each Lender affected thereby, (iii) amend, modify or waive any provision of this
Section 10.1 or reduce any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents or release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by Section 7.6) or any guarantee of the Obligations, in each case, without the written consent of all the Lenders, (iv) amend, modify or waive any provision of Sections 9.1 through
9.9 without the written consent of the Arranger and the Administrative Agent,
(v) amend, modify or waive any provision of Section 9.10 without the written consent of the Syndication Agent or (vi) amend, modify or waive any provision of
Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Borrower, the Administrative Agent and the Arranger, and as set forth in Schedule 1.1B in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Parent:          Energy Services International Ltd.
                              First Interstate Bank Plaza
                              1000 Louisiana, Suite 5900
                              Houston, Texas  77002

                              Attention Mr. Munawar H. Hidayatallah
                              Telecopy  (713) 659-1526
                              Telephone:(713) 751-2717

         The Borrower:        IRI International Corporation
                              First Interstate Bank Plaza
                              1000 Louisiana, Suite 5900
                              Houston, Texas  77002

                              Attention Mr. Munawar H. Hidayatallah
                              Telecopy  (713) 659-1526
                              Telephone:(713) 751-2717


         The Administrative
           Agent:             Credit Lyonnais New York Branch
                              1000 Louisiana, Suite 5360
                              Houston, Texas  77002

                              Attention Thomas Byargeon
                              Telecopy  (713) 751-0307
                              Telephone:(713) 751-0500


         The Arranger:        LEHMAN COMMERCIAL PAPER INC.
                              3 World Financial Center
                              New York, New York  10285

                              Attention Michelle Swanson
                              Telecopy  (212) 528-0819
                              Telephone:(212) 526-0330

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.9, 2.10 or 2.12 shall not be effective until received. Any notice or delivery to or from or consent required of the Borrower hereunder or pursuant to any other Loan Document may be made to or by the Borrower.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Administrative Agent, the Arranger and the Syndication Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent, the Arranger and the Syndication Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent, the Borrower, any of their Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.5 shall survive repayment of the Notes and all other amounts payable hereunder and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Lenders, the Administrative Agent, the Arranger, all future holders of the Notes and their respective successors and assigns, except that neither the Parent nor the Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees payable hereunder, postpone the date of the final maturity of the Notes, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by Section 7.6) or any guarantee of the Obligations, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or any Person under common management with any such Lender or, with the consent of the Borrower, the Administrative Agent, the Arranger and, in the case of an assignment of Revolving Credit Commitments, the Issuing Lender (which, in each case, shall not be unreasonably withheld, delayed or conditioned) (provided that no such consent need be obtained by Lehman Commercial Paper Inc. for a period of 120 days following the Closing
Date), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement, the Letters of Credit and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower, the Administrative Agent, the Arranger and, in the case of an assignment of Revolving Credit Commitments, the Issuing Lender) and delivered to the Administrative Agent for its acceptance and recording in the Register with a copy to the Arranger; provided that (except with the consent of the Borrower, the Administrative Agent and the Arranger) (i) no such assignment to an Assignee (other than any Lender or any affiliate thereof or any Person under common management with such Lender) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes) and (ii) subsequent to any such assignment the assigning Lender shall not retain an aggregate principal amount of less than $5,000,000 in Commitments and Loans. Such assignment need not be ratable as among any Tranche A Term Loan Commitments and/or Tranche A Term Loans, Tranche B Term Loan Commitments and/or Tranche B Term Loans and Revolving Credit Commitments and/or Revolving Credit Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section 10.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) A Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Obligation(s) evidenced thereby on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such Obligation(s), accompanied by an Assignment and Acceptance duly executed by the Noteholder thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Notes(s) shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the Obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 10.6(d).

                  (e) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and the registered owners of the Obligation(s) evidenced by the Note(s). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan or the Obligation evidenced by a Note recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower, the Administrative Agent, the Arranger and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable (y) by Lehman Commercial Paper Inc. for a period of 120 days following the Closing Date or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, of the assigning Lender) a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, Tranche A Term Loan and/or Tranche B Term Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment, Tranche A Term Loan and/or Tranche B Term Loan, as the case may be, upon request, a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, Tranche A Term Loan and/or Tranche B Term Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

                  (g) Each of the Parent and the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Parent, the Borrower and their respective Affiliates which has been delivered to such Lender by or on behalf of the Parent or the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Parent or the Borrower in connection with such Lender's credit evaluation of the Parent, the Borrower and their respective Affiliates prior to becoming a party to this Agreement.

                  (h) Nothing herein shall prohibit or restrict any Lender from
(i) pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law or (ii) with the prior consent of the Administrative Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed or conditioned), pledging its rights in connection with any Loan or Note to any other Person.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof then due and owing to such Lender (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations then due and owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating (or, at the option of such Lender, a direct) interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or the Borrower, any such notice being expressly waived by the Parent and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Borrower. Each Lender agrees promptly to notify the Parent, the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Parent, the Borrower, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Arranger or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. Each of the Parent and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. Each of the Parent and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent, the Arranger nor any Lender has any fiduciary relationship with or duty to the Parent or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Arranger and Lenders, on one hand, and the Parent and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent, the Borrower and the Lenders.

                  10.14 WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE ARRANGER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Confidentiality. Each of the Administrative Agent, the Arranger and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent, the Arranger or any

Lender from disclosing any such information (a) to the Administrative Agent, the Arranger any other Lender or any affiliate or investment advisor of any Lender,
(b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 10.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15 or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            ENERGY SERVICES INTERNATIONAL LTD.


                            By: /s/ Munawar H. Hidayatallah
                                -----------------------------------------------
                                Title:  Executive Vice President-
                                          Corporate Development

                            IRI INTERNATIONAL CORPORATION


                            By: /s/ Munawar H. Hidayatallah
                                -----------------------------------------------
                                Title:  Executive Vice President-
                                          Corporate Development


                            LEHMAN COMMERCIAL PAPER INC., as Arranger and as a Lender


                            By: /s/ Dennis Dee
                                -----------------------------------------------
                                Title: Authorized Signatory


                            CREDIT LYONNAIS NEW YORK BRANCH, as
                            Administrative Agent, Issuing Lender and as a Lender


                            By: /s/ Mark Koneval
                                -----------------------------------------------
                               Title:  Vice President

                         BHF-BANK AKTIENGESELLSCHAFT, as a Lender


                         By: /s/ Paul Travers
                            ---------------------------------------------------
                            Title:  Vice President

                         By: /s/ Thomas J. Scifo
                            ---------------------------------------------------
                            Title:  Assistant Vice President


                         CITIBANK, N.A., as a Lender

                         By: /s/ Hans L. Christensen
                            ---------------------------------------------------
                            Title:  Vice President


                         PRIME INCOME TRUST, as a Lender

                         By: /s/ Rafael Scolari
                            ---------------------------------------------------
                            Title:  Vice President - Portfolio Manager


                         SENIOR HIGH INCOME PORTFOLIO, as a Lender


                         By: /s/ Gilles Marchand
                            ---------------------------------------------------
                            Title:  Authorized Signatory


                         MERRILL LYNCH SENIOR FLOATING RATE FUND,
                         INC., as a Lender


                         By: /s/ Gilles Marchand
                            ---------------------------------------------------
                            Title:  Authorized Signatory

                         PILGRIM AMERICA PRIME RATE TRUST, as a
                         Lender


                         By: /s/ Thomas C. Hunt
                            ---------------------------------------------------
                             Title:  Portfolio Analyst


                         CRESCENT/MACH I PARTNERS, L.P.
                         By:  TCW Asset Management Company
                              Its Investment Manager, as a Lender


                         By: /s/ Justin Driscoll
                             --------------------------------------------------
                             Title:  Senior Vice President

                   COMMITMENTS; LENDING OFFICES AND ADDRESSES




                                REVOLVING CREDIT   TRANCHE A TERM    TRANCHE B TERM
LENDER AND ADDRESS              LOAN COMMITMENT    LOAN COMMITMENT   LOAN COMMITMENT    TOTAL COMMITMENT

BHF - BANK AKTIENGESELLSCHAFT      $5,900,000        $1,425,000        $3,700,000          $11,025,000
590 Madison Avenue
New York, NY 10022
Tel: (212) 756-5912
Fax: (212) 756-5536
Contact: Tom Scifo

CREDIT LYONNAIS                    $9,550,000        $1,425,000        $5,900,000          $16,875,000
NEW YORK BRANCH
1301 Avenue of the Americas
18th Floor
New York, NY 10019
Tel: (212) 261-7867
Fax: (212) 459-3176
Contact:  Mark Koneval

CITIBANK, N.A.                                       $11,425,000                           $11,425,000
399 Park Avenue
9th Floor (zone 8)
New York, NY 10043
Tel: (212) 559-8785
Fax: (212) 793-1871
Contact: Ghazali Inam

PRIME INCOME TRUST                                   $11,425,000                           $11,425,000
2 World Trade Center
New York, NY 10048
Tel: (212) 392-5686
Fax: (212) 392-5345
Contact: Rafael Scolari

                                   REVOLVING CREDIT     TRANCHE A TERM    TRANCHE B TERM
LENDER AND ADDRESS                 LOAN COMMITMENT      LOAN COMMITMENT   LOAN COMMITMENT      TOTAL COMMITMENT
MERRILL LYNCH SENIOR FLOATING                             $11,425,000                            $11,425,000
RATE FUND, INC.
SENIOR HIGH INCOME PORTFOLIO
800 Scudders Mill Road
Plainsborough, NJ 08536
Tel: (609) 282-3348
Fax: (609) 282-2757
Contact: Gilles Marchand

PILGRIM AMERICA PRIME RATE                                $10,000,000                            $10,000,000
TRUST
Two Renaissance Square
40 North Central, Suite 1200
Phoenix, AZ 85004
Tel: (602) 417-8100
Fax:
Contact: Tim Hunt

CRESCENT/MACH I PARTNERS, L.P.                            $5,000,000                              $5,000,000
BY: TCW ASSET MANAGEMENT
COMPANY, ITS INVESTMENT MANAGER
200 Park Avenue
Suite 2200
New York, NY 10166-0228
Tel: (212) 297-4138
Fax: (212) 297-4159
Contact: Mark L. Gold

LEHMAN BROTHERS INC.                  $9,550,000          $12,875,000       $5,900,000           $28,325,000
3 World Financial Center
9th Floor
New York, NY 10285
Tel: (212) 526-2204
Fax: (212) 526-4827
Contact: Jack Lucid

                                                                   Schedule 1.1C

                    TRANCHE A TERM LOAN AMORTIZATION SCHEDULE


               Quarter                         Principal Amount

               June 30, 1997                     $   500,000
               September 30, 1997                    500,000
               December 31, 1997                     500,000
               March 31, 1998                        500,000
               June 30, 1998                         750,000
               September 30, 1998                    750,000
               December 31, 1998                     750,000
               March 31, 1999                        750,000
               June 30, 1999                       1,250,000
               September 30, 1999                  1,250,000
               December 31, 1999                   1,250,000
               March 31, 2000                      1,250,000
               June 30, 2000                       2,500,000
               September 30, 2000                  2,500,000
               December 31, 2000                   2,500,000
               March 31, 2001                      2,500,000
               June 30, 2001                      11,250,000
               September 30, 2001                 11,250,000
               December 31, 2001                  11,250,000
               March 31, 2002                     11,250,000

                                                                   Schedule 1.1D

                    TRANCHE B TERM LOAN AMORTIZATION SCHEDULE


             Quarter                           Principal Amount

             March 31, 1998                      $   175,000
             March 31, 1999                          175,000
             March 31, 2000                          175,000
             March 31, 2001                          175,000
             March 31, 2002                       14,800,000

                                                                   Schedule 4.15


                                  SUBSIDIARIES


Bowen Mexicana, S.A. De C.V.
Bowen Tools, Ltd.